UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 13, 2012

Sysco Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-06544	74-1648137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1390 Enclave Parkway, Houston, TX 77077-2099

(Address of principal executive office) (zip code)

Registrant’s telephone number, including area code: (281) 584-1390

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – OTHER EVENTS

ITEM 8.01 OTHER EVENTS.

On April 13, 2012, the Board of Directors of Sysco Corporation (“Sysco” or the “Company”) elected Manuel A. Fernandez as the executive chairman of the Company, effective immediately. The Company announced the decision in a press release dated April 17, 2012, attached hereto as Exhibit 99.1.

In conjunction with his election, the Compensation Committee of Sysco’s Board of Directors approved an annual base salary for Mr. Fernandez of $900,000 per year, effective immediately. As executive chairman, Mr. Fernandez will also receive annual equity grants of stock options valued at approximately $2.5 million and restricted stock units valued at approximately $2.5 million at the time of grant. The equity grants will be made pursuant to the Company’s stockholder-approved equity incentive plans. Mr. Fernandez will not be eligible for an annual bonus pursuant to the Company’s Management Incentive Plan. Mr. Fernandez will remain a director of Sysco, but will no longer receive compensation for his services in this capacity.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release dated April 17, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Sysco Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sysco Corporation

Date: April 17, 2012	By:	/s/ Russell T. Libby
Russell T. Libby
Senior Vice President, General Counsel and Corporate Secretary